UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2018

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Purchase Agreement

On February 2, 2018, Full House Resorts, Inc. (the "Company") entered into a Notes Purchase Agreement (the "Purchase Agreement") under which the Company agreed to sell $100 million aggregate principal amount of its senior secured notes due 2024 (the "Notes") to "qualified institutional buyers" as defined in Rule 144A(a)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The Notes were issued on the same day at a price of 98% of their face value (a 2% original issue discount).

The Company will use the proceeds from this offering to (i) pay fees and expenses incurred in connection with the offering; (ii) refinance the entire amounts outstanding under its first and second lien credit facilities; (iii) provide ongoing working capital; and (iv) provide funds for capital expenditures and for general corporate purposes. As of February 2, 2018, the Company had approximately $41 million outstanding under its first lien credit facility and approximately $55 million outstanding under its second lien credit facility.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

Indenture

On February 2, 2018, the Company, the Company’s Restricted Subsidiaries (the "Guarantors") and Wilmington Trust, National Association, as trustee (in such capacity, the "Trustee"), collateral agent (in such capacity, the "Collateral Agent") and calculation agent, entered into an indenture (the "Indenture") pursuant to which the Company issued the Notes. Capitalized terms not otherwise defined herein have the meaning set forth in the Indenture. The Notes bear interest at a rate of LIBOR plus 7.00%, as determined by the calculation agent, provided that the interest rate shall increase by 0.50% from and after any date on which Daniel Lee, during a period he is acting as Chief Executive Officer of the Company, reduces his equity interests in the Company by 50% or more from his equity interests held on February 2, 2018 (excluding any impact of dilution). Interest on the Notes is payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a business day, on the next preceding business day. The Notes mature on February 2, 2024.

The Company may redeem the Notes, in whole or in part, at any time prior to February 2, 2019 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date. The Applicable Premium means, with respect to any Note on any redemption date, the greater of (a) 1.00% of the principal amount of the Note or (b) the excess, if any, of (i) the present value at such redemption date of (x) the redemption price of such Note at February 2, 2019 (as set forth in the Indenture), plus (y) all required interest payments due on such Note through February 2, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (ii) the principal amount of the Note.

The Company may redeem the Notes, in whole or in part, at any time on or after February 2, 2019 at the applicable redemption price for each period below, plus accrued and unpaid interest (if any):

Time Period:	Percentage
On or after February 2, 2019 to February 1, 2020	102.000%
On or after February 2, 2020 to February 1, 2021	101.500%
On or after February 2, 2021 to February 1, 2022	100.500%
On or after February 2, 2022	100.000%

On each interest payment date, commencing on March 31, 2018, the Company is required to redeem $250,000 aggregate principal amount of Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the redemption date. In addition, under specified circumstances, the Company is required to redeem amounts of Notes, as set forth in the Indenture, (i) upon certain Dispositions of property by the Company or its Restricted Subsidiaries; (ii) upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of certain Indebtedness; (iii) upon certain Extraordinary Receipts received by or paid to or for the account of the Company or any of its Restricted Subsidiaries; and (iv) in an aggregate amount equal to the Required Percentage of Excess Cash Flow following the end of each fiscal year of the Company starting with the fiscal year ending December 31, 2018.

The Notes are the Company’s and the Guarantors’ senior secured obligations under the Indenture. The Notes and guarantees of the Notes are secured by first priority liens and security interests in (i) all present and futures shares of capital stock of each of the Restricted Subsidiaries; (ii) all present and future intercompany debt of the Company and its Restricted Subsidiaries; (iii) all present and future property and assets, real and personal, of the Company and its Restricted Subsidiaries; and (iv) all proceeds and products of the property and assets of the foregoing.

The Indenture includes customary covenants and sets forth certain events of default. If any Event of Default (as defined in the Indenture) occurs with respect to the Company or any of its Restricted Subsidiaries and is continuing, the Trustee under the Indenture or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes by written notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. If certain bankruptcy and insolvency Events of Default specified in the Indenture occur with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable without further action or notice.

A Change of Control constitutes an Event of Default. A Change of Control will occur upon the happening of certain corporate events which include, but are not limited to, Daniel Lee ceasing to serve as Chief Executive Officer of the Company unless the Company appoints a replacement Chief Executive Officer who is reasonably acceptable to the holders of at least 75% in aggregate principal amount of the Notes then-outstanding voting as a single class within 12 months of Daniel Lee’s departure; provided that Lewis Fanger, the Company’s Chief Financial Officer, and Ellis Landau, a director of the Company, shall be deemed acceptable to such holders.

The Indenture contains customary covenants, including restrictions on the Company’s and its Restricted Subsidiaries’ ability to incur indebtedness or liens securing indebtedness, make prepayments on junior or unsecured indebtedness, pay dividends, make distributions, make restricted payments, make investments, enter into transactions with affiliates, amend certain indebtedness or documentation relating to outstanding warrants, amend organizational documents or leases of mortgaged property and make dispositions such as sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property. The covenants are subject to a number of exceptions and qualifications.

The Notes have not been registered under the Securities Act, and were issued pursuant to one or more exemptions from registration under Section 4(a)(2) of the Securities Act and Regulation S under the Securities Act, are subject to restrictions on transfer and will not have the benefit of any registration rights.

Security Agreement

In connection with the issuance of the Notes, on February 2, 2018, the Company and the Guarantors entered into a security agreement with the Collateral Agent (the "Security Agreement"). Pursuant to the Security Agreement, the Company granted to the Collateral Agent for the benefit of the holders of the Notes a first priority security interest in all of its right and title in the Collateral (as defined in the Security Agreement), consisting of substantially all of the Company’s and the Guarantors’ assets, as collateral security for their obligations under the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the Security Agreement.

Intellectual Property Security Agreement

In connection with the issuance of the Notes, on February 2, 2018, the Company and the Guarantors entered into a intellectual property security agreement with the Collateral Agent (the "IP Security Agreement"). Pursuant to the IP Security Agreement, the Company granted to the Collateral Agent for the benefit of the holders of the Notes a first priority security interest in all of its right and title in the Intellectual Property Collateral (as defined in the IP Security Agreement), consisting of the Company’s and the Guarantors’ intellectual property, as collateral security for their obligations under the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the IP Security Agreement.

The foregoing descriptions of the Purchase Agreement, the Indenture, the Security Agreement, and the IP Security Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, which are filed with this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

On February 5, 2018, the Company issued a press release announcing the closing of the Notes offering described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

	No.	Description
	4.1	Indenture, dated as of February 2, 2018, by and among Full House Resorts, Inc., Wilmington Trust, National Association and the Guarantors (as defined therein).
	4.1(a)	Form of Senior Secured Note due 2024 (included in Exhibit 4.1).
	10.1	Notes Purchase Agreement, dated as of February 2, 2018, by and among Full House Resorts, Inc., and the Purchasers (as defined therein) party thereto.
	10.2	Security Agreement, dated as of February 2, 2018, by and among Full House Resorts, Inc., Wilmington Trust, National Association and the Guarantors (as defined therein).
	10.3	Intellectual Property Security Agreement, dated as of February 2, 2018, by and among Full House Resorts, Inc., Wilmington Trust, National Association and the Guarantors (as defined therein).
	99.1	Press Release dated February 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: February 6, 2018	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer